CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of 3D Printing and Technology Fund ("the Fund") a series of shares of beneficial interest in the Outlook Funds Trust and to the use of our report dated January 22, 2014 on the statements of assets and liabilities and operations as of January 21, 2014 of the Fund. These financial statements appear in the Fund's Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
January 24, 2014